SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

CENTRAL PARK GROUP MULTI-EVENT FUND (A Delaware Statutory Trust)

May 14, 2007

CENTRAL PARK GROUP MULTI-EVENT FUND

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of the 14th day of May 2007, by the Trustees hereunder, and by the holders of Shares issued hereunder as hereinafter provided.

WHEREAS, this Trust is a Delaware statutory trust formed pursuant to a Declaration of Trust dated November 21, 2006 (the "Initial Declaration") and the Certificate of Trust filed with the Secretary of the State of Delaware on November 21, 2006;

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its Shares all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, this Declaration amends and restates the Initial Declaration in its entirety; and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

THE TRUST

1.1           Name.  This Trust shall be known as the "Central Park Group Multi-Event Fund" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine; provided that the Trustees may, without Shareholder approval, change the name of the Trust.  Any name change shall become effective upon the execution and filing by a majority of the then Trustees of a certificate of amendment or a restated certificate pursuant to Section 3810 of the Delaware Statutory Trust Act.  In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change

1.2           Definitions.  As used in this Declaration, the following terms shall have the following meanings:

"1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

"Advisers Act" refers to the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

"By-Laws" shall mean the By-Laws of the Trust, as amended from time to time by the Trustees.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Commission" shall mean the Securities and Exchange Commission.

"Declaration" shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or amended and restated from time to time.

"Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, 8 Del. C.ss.100, et. seq., as amended from time to time.

"Delaware Statutory Trust Act" shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C.ss.3801, et. seq., as amended from time to time.

"Exchange Act" refers to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

"Fundamental Policies" shall mean the investment policies and restrictions as set forth from time to time in any Prospectus or contained in any current Registration Statement of the Trust filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with the requirements of the 1940 Act and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

"Interested Person" shall have the meaning given to such term in the 1940 Act.

"Investment Adviser" shall mean the person appointed by the Trustees pursuant to Section 4.1 hereof to provide advisory services to the Trust.

"Majority Shareholder Vote" shall mean a vote of "a majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Trust.

"Manager" shall mean the person appointed by the Trustees pursuant to Section 4.1 hereof to provide management and administrative services to the Trust.

"Person" shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

"Prospectus" shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act, including any statement of additional information incorporated therein by reference.

"Securities Act" refers to the Securities Act of 1933 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

"Shareholders" shall mean, as of any particular time, the holders of record of outstanding Shares at such time.

"Shares" shall mean the transferable units of undivided beneficial interests into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

"Trust" shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

"Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

"Trustees" shall mean the signatories to this Declaration so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

TRUSTEES

2.1           Number and Qualification.  Prior to a public offering of Shares, there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office; provided that the number of Trustees shall be no less than three.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

2.2           Resignation and Removal.  Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees, the Principal Executive Officer or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) with or without cause, and only by action taken either (a) by two-thirds of the remaining Trustees, or (b) the vote or written consent of the holders of at least two-thirds of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal.

2.3           Vacancies.  Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article II by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided that the aggregate number of Trustees after any such reduction shall not be less than the minimum number required by Section 2.1 hereof. Any vacancy arising pursuant to the preceding sentence, and any vacancy created by an increase in the number of Trustees, may be filled by the appointment of an individual having the qualifications described in this Article II made by a written instrument signed by a majority of the Trustees then in office; provided that, immediately after filling any such vacancy occurring between a meeting of Shareholders called to elect Trustees, at least two-thirds of the Trustees then in office would have been elected by the Shareholders.  No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.  The Trustees may call a meeting of Shareholders to fill any vacancy in the Board of Trustees, and shall do so within 60 days after any date on which Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then in office.

2.4           Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Principal Executive Officer or the Principal Accounting Officer or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. A quorum for all meetings of the Trustees shall be one-third of the Trustees then in office. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting as set forth in Section 2.5.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting for all purposes of the Trust, except to the extent that participation in such a meeting would not satisfy any requirement under the 1940 Act with respect to any matter that requires the in personam approval of the Trustees.

2.5           Trustee Action by Written Consent.  Any action which may be taken by Trustees by vote may be authorized or taken without a meeting if the Trustees, or members of a committee, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Trustees, or members of a committee, as the case may be, entitled to vote thereon were present and voted, consent to the action in writing and the written consents are filed with the records of the meetings of Trustees, except to the extent that such action would not satisfy any requirement under the 1940 Act with respect to any matter that requires the in personam approval of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.6           Officers.  The Trustees may elect a Principal Executive Officer, Secretary, Principal Accounting Officer, Chief Compliance Officer and one or more other officers or assistant officers who shall each serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Principal Executive Officer to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Principal Executive Officer, Secretary, Principal Accounting Officer and any assistant officer may, but need not, be a Trustee.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

3.1           General.  Subject to the provisions of this Declaration, the business of the Trust shall be under the exclusive and absolute control of the Trustees and shall be managed by the Trustees (but with such powers of delegation as may be permitted by this Declaration, the By-Laws and the Delaware Statutory Trust Act), and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. The Trustees may perform such acts as they, in their sole discretion, determine to be proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

3.2           Investments.  The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, and except to the extent otherwise delegated to the Investment Adviser, to:

(a)           manage, conduct, operate and carry on the business of an investment company; and

(b)           subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3           Legal Title.  Legal title to all the Trust Property shall be vested in the Trust except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine; provided that the interest of the Trust therein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4           Issuance and Repurchase of Shares.  The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares, any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted under the Delaware Statutory Trust Act.

3.5           Borrow Money or Utilize Leverage.  Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

3.6           Delegation; Committees.  The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to the Investment Adviser, or to such of their number or to officers, employees or other agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to at least the same extent as such delegation is permitted under the Delaware Statutory Trust Act and is permitted by the 1940 Act, as well as any further delegations the Trustees may determine to be desirable, expedient or necessary in order to effect the purpose hereof.

3.7           Collection and Payment.  The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations owed to the Trust; and to enter into releases, agreements and other instruments. To the fullest extent permitted by applicable law, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

3.8           Expenses.  The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

3.9           By-Laws.  The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

3.10           Miscellaneous Powers.  The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) remove officers of the Trust; (c) enter into joint ventures, partnerships and any other combinations or associations; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (g) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any adviser, administrator, manager, transfer agent, custodian, distributor or selling agent, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (h) guarantee indebtedness or contractual obligations of others; (i) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (j) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.  Additionally, the Trustees who are not Interested Persons of the Trust may hire employees and retain experts and advisers, including independent legal counsel, at the expense of the Trust, to the extent such Trustees deem necessary to carry out their duties as Trustees.

3.11           Further Powers.  The Trustees shall have the power to conduct the business of the Trust and carry on its operations and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

3.12           Litigation.  The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to consent to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Shareholder in such Shareholder's own name or in the name of the Trust, whether or not the Trust, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

3.13           Tax Matters.  The Trustees shall have the exclusive power, authority and responsibility with respect to the Trust regarding (i) preparation and filing of tax returns; (ii) providing reports to the Shareholders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Trust and its investments; (iv) representing the Trust before the Internal Revenue Service and/or any state taxing authority; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Shareholder's share of income or distributions; (vi) providing to the accountants of the Trust such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the Trust with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1           Advisory and Management Arrangements.  Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish the Trustees such advisory, administrative and management services, with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may, to the extent permitted by the 1940 Act, authorize any adviser, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect investment transactions with respect to the assets on behalf of the Trustees to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such adviser, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

4.2           Distribution Arrangements.  Subject to compliance with the 1940 Act, the Trustees may retain distributors and/or selling agents to sell Shares. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of the Shares, whereby the Trust may either agree to sell such Shares to the other party to the contract or appoint such other party its distributor or selling agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV, the By-Laws or the 1940 Act; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selling and servicing (and similar) agreements with registered securities dealers and brokers to further the purposes of the distribution or repurchase of the Shares of the Trust.

4.3           Parties to Contract.  Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom; provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV, the By-Laws or the 1940 Act. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1           No Personal Liability of Shareholders.  No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

5.2           No Personal Liability of Trustees. The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the Delaware Statutory Trust Act.  No Trustee shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.  The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or principal underwriter of the Trust. Any repeal or modification of this Section 5.2 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.3           Officers, Employees or Agents of the Trust.  The officers, employees and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(c) of the Delaware Statutory Trust Act.  No officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

5.4           Fiduciary Duty.

(a)           To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Trustee acting under this Declaration shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration.  The provisions of this Declaration, to the extent that they restrict or eliminate the duties and liabilities of the Trustees otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of such Trustees.

(b)           Unless otherwise expressly provided herein:

(i)           whenever a conflict of interest exists or arises between any Trustee or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii)           whenever this Declaration or any other agreement contemplated herein or therein provides that the Trustees shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, the Trustees shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by the Trustees, the resolution, action or terms so made, taken or provided by the Trustees shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Trustees at law or in equity or otherwise.

(c)           Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration the Trustees are permitted or required to make a decision (i) in their "discretion" or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in "good faith" or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

(d)           Any Trustee and any Affiliate of any Trustee may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Trustee.  No Trustee who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Any Trustee may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

5.5           Mandatory Indemnification.

(a)           The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity; provided, however, that no Indemnitee shall be indemnified hereunder (i) with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, or (ii) against any liability to any person or any expense of such Indemnitee arising by reason of (A) willful misfeasance, (B) bad faith, (C) gross negligence, or (D) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) and (ii) being sometimes referred to herein as "Disabling Conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the Indemnitee to enforce his or her rights to indemnification hereunder in a case in which the Indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.  In any event, an Indemnitee shall be afforded a rebuttable presumption that such Indemnitee has not engaged in Disabling Conduct.

(b)           Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such Indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the Indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the Indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)           The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the Indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(d)           The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of stockholders or persons that are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e)           Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent statutory trusts established pursuant to the Delaware Statutory Trust Act may indemnify or provide for the advance payment of expenses for such Persons; provided that such indemnification has been approved by a majority of the Trustees.

5.6           No Bond Required of Trustees.  No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.7           No Duty of Investigation; Notice in Trust Instruments, etc.  No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust made or issued by the Trustees or by any officers, employees or agents of the Trust in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees or agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance, including a fidelity bond, for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.8           Reliance on Experts, etc.  Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

5.9           Indemnification of Shareholders.  If any Shareholder or former Shareholder shall be held personally liable solely by reason of its being or having been a Shareholder and not because of its acts or omissions or for some other reason, the Shareholder or former Shareholder (or its heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the Trust to be held harmless from and indemnified to the maximum extent permitted by law against all loss and expense arising from such liability. The Trust shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the Trust.

5.10           Conflict with the 1940 Act.  The provisions of this Article V shall be applicable only to the extent that they are not inconsistent with the provisions of the 1940 Act.  Nothing contained in this Article V shall protect any Trustee or officer of the Trust from any liability to the Trust or its Shareholders to which such Trustee would otherwise be subject by reason of the 1940 Act.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

6.1           Beneficial Interest.  The interest of the Shareholders hereunder shall be divided into an unlimited number of transferable shares of undivided beneficial interest, without par value.  All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

6.2           Other Securities.  The Trustees may authorize and issue such other securities as they determine to be necessary, desirable or appropriate, including preferred interests, debt securities or other senior securities subject to the Fundamental Policies and the requirements of the 1940 Act. To the extent that the Trustees authorize and issue other securities, they are hereby authorized and empowered to amend or supplement this Declaration as is necessary or appropriate to comply with the requirements of the 1940 Act relating to such securities or as required to issue such securities, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

6.3           Rights of Shareholders.  The Shares shall be personal property giving only the rights in this Declaration specifically set forth.  The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. Shares shall not entitle the holder thereof to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 6.3, in Section 11.4 or as specified by the Trustees when creating the Shares).

6.4           Trust Only.  It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.5           Issuance of Shares.  The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares in addition to the then issued and outstanding Shares to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or, as the Trustees may determine, in such fractions thereof.

6.6           Register of Shares.  A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; provided, however, that the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

6.7           Transfer Agent and Registrar.  The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.8           Transfer of Shares.  (a)  Shares shall be subject to restrictions on transfer as set forth herein.

(i)           Shares may not be transferred except (A) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Shareholder, or (B) with the written consent of the Trustees (which may be withheld by them in their sole and absolute discretion); and

(ii)           Shares may not be transferred, except to any person or entity who meets the standard as a "qualified client" within the meaning of paragraph (d)(1) of Rule 205-3 under the Advisers Act.

(b)           Any transfer of Shares that, if effective, would not comply with Section 6.8(a) shall be void ab initio, and the purported transferee shall acquire no rights in such Shares. If the Trustees or any duly authorized committee thereof shall at any time determine in good faith that a transfer has taken place that results in a violation of this Section 6.8 or that a person or entity intends to acquire or has attempted to acquire any Shares in violation of this Section 6.8 (whether or not such violation is intended), the Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including without limitation refusing to give effect to such transfer on the books of the Trust or instituting proceedings to enjoin such transfer or other event, provided that, notwithstanding the foregoing, the Trustees or any committee thereof shall have the right, but not the obligation, to repurchase such Shares from such purported transferee in accordance with Section 8.2 hereof; provided further that any transfers or attempted transfers in violation of this Section 6.8 shall be void ab initio as provided above irrespective of any action (or non-action) by the Trustees or committee thereof.

(c)           In the event of an involuntary transfer (or purported transfer) of Shares that occurs by law, including without limitation pursuant to any jurisdiction's laws of descent and distribution, that does not comply with paragraph (a) of this Section 6.8, the Trustees shall have the right, but not the obligation, to repurchase such Shares in accordance with Section 8.2 hereof.

6.9           Notices.  Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

ARTICLE VII

CUSTODIANS

7.1           Appointment and Duties.  The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust with respect to which it is acting as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

(a)           to hold the securities owned by the Trust and deliver the same upon written order;

(b)           to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(c)           to disburse such funds upon orders or vouchers;

(d)           if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(e)           if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees; provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

7.2           Central Certificate System.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities; provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE VIII

REDEMPTIONS; REPURCHASES, ETC.

8.1           Redemptions.  The Shares of the Trust are not redeemable by the Shareholders.

8.2           Repurchases and Repurchase Offers.  Subject to the requirements of the 1940 Act and the Exchange Act, the Trustees are empowered to authorize the repurchase by the Trust from time to time of all or any portion of the Shares, whether now or hereafter authorized, or securities convertible into Shares, whether now or hereafter authorized, upon such time, at such prices (which may be determined by formula) and subject to such conditions (which may include prorating shares tendered for repurchase) as the Trustees may determine.

8.3           Involuntary Repurchases.  The Trust may, at any time, subject to the 1940 Act and other applicable law, repurchase at net asset value all or any portion of Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, whether now or hereafter authorized, or securities convertible into Shares, whether now or hereafter authorized:

(a)           if the Trustees determine or have reason to believe that such Shares have been transferred in violation of Section 6.8 hereof, or such Shares have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder;

(b)           if the Trustees determine or have reason to believe that ownership of such Shares by such Shareholder other person will cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(c)           if the Trustees determine or have reason to believe that continued ownership of such Shares may be harmful or injurious to the business or reputation of the Trust, or may subject the Trust or any of its Shareholders to an undue risk of adverse tax or other fiscal consequences;

(d)           if the Trustees determine or have reason to believe that it would be in the best interests of the Trust, as determined by the Trustees, for the Trust to repurchase such Shares; or

(e)           at such time as such Shareholder owns Shares having an aggregate net asset value less than an amount determined from time to time by the Trustees.

8.4           Disclosure of Holding.  The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE IX

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

9.1           Net Asset Value.  The net asset value of the Trust and of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act.  The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Trustees. In determining the value of the assets of the Trust, no value shall be placed on the goodwill or name of the Trust, or the office records, files, statistical data or any similar intangible assets of the Trust not normally reflected in the Trust's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell securities or commodities pursuant to agreements entered into prior to such valuation date. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.

9.2           Distributions to Shareholders.

(a)           The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or any combination thereof, and the Trustees may distribute ratably among the Shareholders additional Shares in such manner, at such times, and on such terms as the Trustees may deem proper.

(b)           Distributions pursuant to this Section 9.2 may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify at the time of declaration.

(c)           The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d)           Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

9.3           Power to Modify Foregoing Procedures.  Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or the Exchange Act, or any order of exemption issued by the Commission, or the Code, all as in effect now or hereafter amended or modified.

ARTICLE X

SHAREHOLDERS

10.1           Meetings of Shareholders.  The Trust shall not hold annual meetings of the Shareholders. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the Principal Executive Officer or the Principal Accounting Officer and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than 51% of the outstanding Shares of the Trust having voting rights, such request specifying the purpose or purposes for which such meeting is to be called.  Any Shareholder meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

10.2           Voting.  Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees. There shall be no cumulative voting in the election or removal of Trustees.

10.3           Notice of Meeting and Record Date.  Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Trustees may, without closing the transfer books, fix a date not more than 90 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

10.4           Quorum and Required Vote.

(a)           The holders of one-third of the Shares entitled to vote at the meeting present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of the Trust is being taken. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matter.

(b)           Subject to any provision of applicable law requiring greater or lesser votes, this Declaration or resolution of the Trustees specifying a greater or lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter.

10.5           Proxies, etc.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

10.6           Reports.  The Trustees shall cause to be prepared at least annually, and more frequently to the extent and in the form required by law or regulation, a report of operations containing a statement of assets and liabilities or balance sheet, a statement of income and undistributed income of the Trust and a statement of changes in net assets, in each case, prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited statement of assets and liabilities or balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus and a statement of changes in net assets, in each case, for the period from the beginning of the current fiscal year to the end of such period.

10.7           Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders only to the extent provided in the By-Laws and Section 3819 of the Delaware Statutory Trust Act.

10.8           Shareholder Action by Written Consent.  Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 10.4 consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE XI

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

11.1           Duration.  Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

11.2           Termination.

(a)         The Trust shall be dissolved upon the occurrence of any of the following events:

(i)           upon the affirmative vote to dissolve the Trust by both (a) the Trustees and (b) the holders of at least two-thirds of the outstanding Shares of the Trust;

(ii)           upon the determination by the Investment Adviser to dissolve the Trust; or

(iii)           as required by operation of law.

(b)         Upon the dissolution of the Trust:

(i)           the Trust shall carry on no business except for the purpose of winding up its affairs;

(ii)           the Trustees, acting directly or through a liquidator they select, shall proceed to wind up the affairs of the Trust, and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; if the Trustees are unable to perform the foregoing functions, a liquidator elected by Shareholders holding a majority of the outstanding Shares of the Trust shall perform the duties required by this Section 11.2(b); and

(iii)           after paying or adequately providing for the payment of all liabilities pursuant to Section 3808(e) of the Delaware Statutory Trust Act, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(c)           After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

11.3         Amendment Procedure.

(a)           Except as specifically provided in this Section, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote (i) on any amendment that is required to be approved by Shareholders by the 1940 Act or by the Registration Statement and (ii) on any amendment submitted to them by the Trustees.   Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Section 5.7 of this Declaration with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Sections 5.5 and 5.9 of this Declaration or as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the By-Laws and the Certificate of Trust as the Trustees deem necessary or desirable.

(b)           No amendment may be made to Section 2.1, Section 2.2, Section 3.9, Section 5.1, Section 5.2, Section 11.2(a), this Section 11.3 or Section 11.4 of this Declaration and no amendment may be made to this Declaration which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Trustees to authorize, and to cause the Trust to issue, other securities pursuant to Section 6.2), except after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each class outstanding and entitled to vote, voting as separate classes, unless such amendment has been approved by 80% of the Trustees, in which case approval by a Majority Shareholder Vote shall be required.  Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c)           An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

(d)           Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

11.4         Reorganization.

(a)           Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is a closed-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, succeed to or assume the Trust's registration under the 1940 Act, provided that, in any case, such trust, partnership, limited liability company, association, corporation or other business entity is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance) organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, so long as such trust, partnership, limited liability company, association, corporation or other business entity is a closed-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, succeed to or assume the Trust's registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof), or (v) at any time sell or convert into money all or any part of the assets of the Trust.  Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b)           Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Statutory Trust Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger, reorganization or consolidation approved by the Trustees in accordance with this Section 11.4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust or change the name of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(c)           Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

ARTICLE XII

MISCELLANEOUS

12.1           Filing.  This Declaration and any amendment hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

12.2           Resident Agent.  The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.  The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

12.3           Governing Law.  The Trust is created under, and this Declaration is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.  Notwithstanding the first sentence of this Section 12.3, there shall not be applicable to the Trust, the Trustees or this Declaration, the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.

12.4           Counterparts.  This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

12.5           Reliance by Third Parties.  Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

12.6         Provisions in Conflict with Law or Regulation.

(a)           The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)           If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

12.7         Derivative Actions.  In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)           The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 12.7, a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the Delaware Statutory Trust Act).

(b)           Unless a demand is not required under paragraph (a) of this Section 12.7, Shareholders eligible to bring such derivative action under the Delaware Statutory Trust Act who collectively hold at least 10% of the outstanding Shares of the Trust shall join in the request for the Trustees to commence such action;

(c)           Unless a demand is not required under paragraph (a) of this Section 12.7, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action; and

(d)           For purposes of this Section 12.7, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

/s/ Mitchell A. Tanzman
Mitchell A. Tanzman
Trustee

/s/ Ruth S. Goodstein
Ruth S. Goodstein
Trustee

/s/ Kristen M. Leopold
Kristen M. Leopold
Trustee

/s/ Joan Shapiro Green
Joan Shapiro Green
Trustee

/s/ Janet L. Schinderman
Janet L. Schinderman
Trustee